CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in this Annual Report (Form 10-K) of Wal-Mart Stores, Inc. of our report dated March 25, 1996, included in the 1996 Annual Report to Shareholders of Wal-Mart Stores, Inc.

      We also consent to the incorporation by reference of our report dated March 25, 1996, with respect to the consolidated financial statements of Wal-Mart Stores, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended January 31, 1996, in the following registration statements and related prospectuses.


     The Wholesale Club, Inc.
      Incentive Stock Option Plan
      of Wal-Mart Stores, Inc.          Form S-8       File No. 33-42617

     Associate Stock Purchase Plan
      of Wal-Mart Stores, Inc.          Form S-8       File No. 2-64662

     Stock Option Plan of 1984 of
      Wal-Mart Stores, Inc., as         Form S-8       File No. 2-94358
      amended                                            and 33-43315

     Stock Option Plan of 1994 of
      Wal-Mart Stores, Inc.             Form S-8       File No. 33-55235

     Debt Securities and Pass-
      Through Certificates of
      Wal-Mart Stores, Inc.             Form S-3       File No. 33-55725

     Directors Deferred Compensation
      Plan of Wal-Mart Stores, Inc.     Form S-8       File No. 33-55178

     Debt Securities of Wal-Mart
      Stores, Inc.                      Form S-3       File No. 33-53125



                                             ERNST & YOUNG LLP


Tulsa, Oklahoma
April 22, 1996

                                             EXHIBIT 23